Exhibit 99.1

FOR IMMEDIATE RELEASE

AUGUST 7, 2012

Contact:                 Jill McMillan, Director, Public & Industry Affairs

Phone: (214) 721-9271

Jill.McMillan@CrosstexEnergy.com

CROSSTEX ENERGY REPORTS SECOND-QUARTER 2012 RESULTS

DALLAS, August 7, 2012 — The Crosstex Energy companies, Crosstex Energy, L.P. (NASDAQ:XTEX) (the Partnership) and Crosstex Energy, Inc. (NASDAQ:XTXI) (the Corporation), today reported results for the second-quarter 2012.

Second-Quarter 2012 Compared with Second-Quarter 2011 — Crosstex Energy, L.P. Financial Results

The Partnership realized adjusted EBITDA of $48.7 million and distributable cash flow of $23.4 million for the second quarter of 2012, compared with adjusted EBITDA of $55.4 million and distributable cash flow of $32.9 million for the second quarter of 2011. Adjusted EBITDA and distributable cash flow are non-GAAP financial measures and are explained in greater detail under “Non-GAAP Financial Information.” There is a reconciliation of these non-GAAP measures to net income (loss) in the tables at the end of this news release.

The Partnership reported a net loss of $2.4 million for the second quarter of 2012 versus net income of $1.7 million for the second quarter of 2011.

“We continue to focus on our long term goal of enhancing our scale and diversification even though sharply lower natural gas liquids prices affected our current results,” said Barry E. Davis, Crosstex President and Chief Executive Officer. “We have made progress in new operating areas that complement our existing businesses, including the recent acquisition of our crude, condensate and water services business in the Ohio River Valley and the completion of long-term commercial supply contracts for Phase I for our Cajun-Sibon pipeline extension project.”

The Partnership’s second-quarter 2012 gross operating margin of $90.3 million decreased $6.3 million from gross operating margin of $96.6 million for the second quarter of 2011. The decline was mainly due to a less favorable processing environment, which was partially offset by increased gathering and processing activity in the north Texas region during the quarter. Gross operating margin is a non-GAAP financial measure and is explained in greater detail under “Non-GAAP Financial Information.” There is a reconciliation of this non-GAAP measure to operating income in the selected financial data table at the end of this news release.

-more-

The Partnership reports results by operating segment principally based on regions served. Reportable segments consist of the natural gas gathering, processing and transmission operations in the Barnett Shale in north Texas and in the Permian Basin in west Texas (NTX); the pipelines and processing plants in Louisiana (LIG); and the south Louisiana processing and natural gas liquids (NGL) assets, including NGL fractionation and marketing activities (PNGL). Each business segment’s contribution to the second-quarter 2012 gross operating margin compared with the second-quarter 2011, and the factors affecting those contributions, are described below:

•                  The NTX segment’s gross operating margin improved by $2.3 million. The increase in gathering and processing volumes from the Partnership’s Benbrook and Fossil Creek gas gathering expansion projects and a full quarter of operations in the Permian Basin were partially offset by increased losses on a certain delivery contract.

•                  The LIG segment’s gross operating margin decreased by $3.5 million, primarily a result of the weaker processing environment.

•                  The PNGL segment’s gross operating margin declined $5.1 million. Decreased margins from plant processing activity, a result of the weaker processing environment, were partially offset by crude oil terminal activity.

The Partnership’s second-quarter 2012 operating expenses of $30.6 million rose $2.7 million, or 10 percent, from the second quarter of 2011.  The increase was primarily the result of greater materials, supplies and contractor costs as well as higher fees and services expenses. General and administrative expenses rose $0.3 million, or three percent, versus the second quarter of 2011 largely due to increased professional fees and services costs. Depreciation and amortization expense for the second quarter of 2012 rose $1.2 million, or four percent, compared with the second quarter of 2011 primarily due to increased amortization of intangibles. Interest expense rose to $21.3 million for the second quarter of 2012 from $20.7 million for the second quarter of 2011 primarily due to interest on the 7.125% senior unsecured notes issued on May 24, 2012, partially offset by a reduction in the amortization of debt issue costs.

The net loss per limited partner common unit for the second quarter of 2012 was $0.13 compared with a net loss of $0.05 per common unit for the second quarter of 2011.

Second-Quarter 2012 Compared with Second-Quarter 2011 — Crosstex Energy, Inc. Financial Results

The Corporation reported a net loss of $1.7 million for the second quarter of 2012 compared with a net loss of $1.1 million for the second quarter of 2011.

On a stand-alone basis, the Corporation had cash on hand of approximately $3.2 million and no debt as of the end of the second quarter of 2012.

Crosstex to Hold Earnings Conference Call Today

The Partnership and the Corporation will hold their quarterly conference call to discuss second-quarter 2012 results today, August 7, at 10:00 a.m. Central time (11:00 a.m. Eastern time).

The dial-in number for the call is 1-888-680-0893. Callers outside the United States should dial 1-617-213-4859. The passcode for all callers is 79397572. Investors are advised to dial in to the call at least 10 minutes prior to the call time to register. Participants may preregister for the call at https://www.theconferencingservice.com/prereg/key.process?key=P7AHK7JHW.

Preregistrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection. Interested parties also can access the live webcast of the call on the Investors page of Crosstex’s website at www.crosstexenergy.com.

After the conference call, a replay can be accessed until November 4, 2012, by dialing 1-888-286-8010. International callers should dial 1-617-801-6888 for a replay. The passcode for all callers listening to the replay is 75608703. Interested parties also can visit the Investors page of Crosstex’s website to listen to a replay of the call.

About the Crosstex Energy Companies

Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates approximately 3,500 miles of natural gas, natural gas liquids, and oil pipelines, 10 processing plants and four fractionators. The Partnership also operates barge terminals, rail terminals, product storage facilities, brine water disposal wells, and an extensive truck fleet.

Crosstex Energy, Inc. owns the two percent general partner interest, a 22 percent limited partner interest and the incentive distribution rights of Crosstex Energy, L.P.

Additional information about the Crosstex companies can be found at www.crosstexenergy.com.

Non-GAAP Financial Information

This press release contains non-generally accepted accounting principle financial measures that the Partnership refers to as gross operating margin, adjusted EBITDA and distributable cash flow. Gross operating margin is defined as revenue minus the cost of purchased gas and NGLs. Adjusted EBITDA is defined as net income (loss) plus interest expense, provision for income taxes and depreciation and amortization expense, impairments, stock-based compensation, loss on extinguishment of debt, (gain) loss on noncash derivatives, transaction costs associated with successful transactions, minority interest and certain severance and exit expenses, and accrued expense of a legal judgment under appeal, less gain on sale of property. Distributable cash flow is defined as earnings before certain noncash charges and the gain on the sale of assets less maintenance capital expenditures. The amounts included in the calculation of these measures are computed in accordance with generally accepted accounting principles (GAAP) with the exception of maintenance capital expenditures.  Maintenance capital expenditures are capital expenditures made to replace partially or fully depreciated assets in order to maintain the existing operating capacity of the assets and to extend their useful lives.

The Partnership believes these measures are useful to investors because they may provide users of this financial information with meaningful comparisons between current results and prior-reported results and a meaningful measure of the Partnership’s cash flow after it has satisfied the capital and related requirements of its operations.

Gross operating margin, adjusted EBITDA and distributable cash flow, as defined above, are not measures of financial performance or liquidity under GAAP. They should not be considered in isolation or as an indicator of the Partnership’s performance. Furthermore, they should not be seen as measures of liquidity or a substitute for metrics prepared in accordance with GAAP. Reconciliations of adjusted EBITDA and distributable cash flow to net income and gross operating margin to operating income are included among the following tables.

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements are based on certain assumptions made by the Partnership and the Corporation based upon management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership and the Corporation believe are appropriate in the circumstances. These statements include, but are not limited to, statements with respect to the Partnership’s and the Corporation’s guidance and future outlook, distribution and dividend guidelines and future estimates and results of operations. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership and the Corporation, which may cause the Partnership’s and the Corporation’s actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include the following: (1) the Partnership’s profitability is dependent upon prices and market demand for natural gas and NGLs; (2) the Partnership’s substantial indebtedness could limit its flexibility and adversely affect its financial health; (3) the Partnership may not be able to obtain funding which would impair its ability to grow; (4) the Partnership and the Corporation do not have diversified assets; (5) drilling levels may decrease due to deterioration in the credit and commodity markets; (6) the Partnership’s credit risk management efforts may fail to adequately protect against customer nonpayment; (7) the Partnership’s use of derivative financial instruments does not eliminate its exposure to fluctuations in commodity prices and interest rates; (8) the Partnership may not be successful in balancing its purchases and sales; (9) the amount of natural gas transported in the Partnership’s gathering and transmission lines may decline as a result of reduced drilling by producers, competition for supplies, reserve declines and reduction in demand from key customers and markets; (10) the level of the Partnership’s processing operations may decline for similar reasons; (11) operational, regulatory and other asset-related risks, including weather conditions such as hurricanes, exist because a significant portion of the Partnership’s assets are located in southern Louisiana; and (12) other factors discussed in the Partnership’s and the Corporation’s Annual Reports on Form 10-K for the year ended December 31, 2011, and other filings with the Securities and Exchange Commission. The Partnership and the Corporation have no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

(Tables follow)

CROSSTEX ENERGY, L.P.

Selected Financial Data

(All amounts in thousands except per unit amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)

Midstream revenues	$351,194	$525,735	$722,903	$1,015,505
Purchased gas and NGLs	260,890	429,177	532,846	829,111

Gross operating margin	90,304	96,558	190,057	186,394

Operating costs and expenses:
Operating expenses	30,571	27,913	58,378	52,957
General and administrative	12,965	12,643	27,928	24,399
Gain on sale of property	(406)	(60)	(504)	(80)
(Gain) loss on derivatives	(4,905)	1,536	(2,736)	4,957
Depreciation and amortization	32,870	31,636	65,048	61,289
Total operating costs and expenses	71,095	73,668	148,114	143,522

Operating income	19,209	22,890	41,943	42,872

Interest expense, net of interest income	(21,320)	(20,676)	(40,703)	(40,444)
Other income (expenses)	11	(241)	25	(129)
Total other expense	(21,309)	(20,917)	(40,678)	(40,573)
Income (loss) before non-controlling interest and income taxes	(2,100)	1,973	1,265	2,299
Income tax provision	(411)	(358)	(835)	(611)
Net income (loss)	(2,511)	1,615	430	1,688
Less: Net loss attributable to the non-controlling interest	(71)	(52)	(109)	(107)
Net income (loss) attributable to Crosstex Energy, L.P.	$(2,440)	$1,667	$539	$1,795
Preferred interest in net income (loss) attributable to Crosstex Energy, L.P.	$4,853	$4,559	$9,706	$8,824
General partner interest in net income (loss) attributable to Crosstex Energy, L.P.	$(40)	$(111)	$(111)	$(633)
Limited partners’ interest in net income (loss) attributable to Crosstex Energy, L.P.	$(7,253)	$(2,781)	$(9,056)	$(6,396)
Net loss attributable to Crosstex Energy, L.P. per limited partners’ unit:
Basic and diluted per common unit	$(0.13)	$(0.05)	(0.17)	(0.12)
Weighted average limited partners’ units outstanding:
Basic and diluted common units	55,998	50,563	53,427	50,518
Series A convertible preferred units outstanding	14,706	14,706	14,706	14,706

CROSSTEX ENERGY, L.P.

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Distributable Cash Flow

(All amounts in thousands except ratios and per unit amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Net income (loss) attributable to Crosstex Energy, L.P.	$(2,440)	$1,667	$539	$1,795
Depreciation and amortization	32,870	31,636	65,048	61,289
Stock-based compensation	2,495	1,805	4,993	3,995
Interest expense, net	21,320	20,676	40,703	40,444
Gain on sale of property	(406)	(60)	(504)	(80)
Noncash derivatives, taxes and other (1)	(5,164)	(291)	(3,626)	1,569
Adjusted EBITDA	48,675	55,433	107,153	109,012

Interest expense	(21,382)	(19,474)	(40,827)	(39,242)
Cash taxes and other	(167)	(259)	(716)	(724)
Maintenance capital expenditures	(3,728)	(2,770)	(6,578)	(5,196)
Distributable cash flow	$23,398	$32,930	$59,032	$63,850
Actual distribution (common and preferred)	$26,997	$21,576	$50,427	$41,279
Distribution coverage	0.87x	1.53x	1.17x	1.55x

Distributions declared per limited partner unit	$0.33	$0.31	$0.66	$0.60
Distributions declared per preferred unit	$0.33	$0.31	$0.66	$0.60

(1)          Excludes $1.6 million of transaction expenses related to successfully transacted acquisition projects for the three months and six months ended June 30, 2012, and $0.3 million of transaction expenses related to successfully transacted growth projects for the three months and six months ended June 30, 2011.

CROSSTEX ENERGY, L.P.

Operating Data

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Pipeline Throughput (MMBtu/d)
LIG	802,000	923,000	851,000	931,000
NTX - Gathering	830,000	826,000	827,000	764,000
NTX - Transmission	358,000	358,000	357,000	355,000

Total Gathering and Transmission Volume	1,990,000	2,107,000	2,035,000	2,050,000

Natural Gas Processed (MMBtu/d)
PNGL	833,000	881,000	854,000	901,000
LIG	249,000	236,000	256,000	247,000
NTX	351,000	269,000	334,000	243,000

Total Gas Volumes Processed	1,433,000	1,386,000	1,444,000	1,391,000

Commercial Services Volume (MMBtu/d)	11,000	85,000	12,000	99,000

NGLs Fractionated (Gal/d)	1,320,000	1,145,000	1,251,000	1,139,000

Realized weighted average
Natural Gas Liquids price ($/gallon)	1.04	1.24	1.11	1.21
Actual weighted average
Natural Gas Liquids-to-Gas price ratio	496%	325%	486%	332%

North Texas Gathering (1)
Wells connected	31	43	84	72

(1)          North Texas Gathering wells connected are as of the last day of the period and include Centralized Delivery Point (“CDP”) connections where the Partnership connects multiple wells at a single meter station.

CROSSTEX ENERGY, INC.

Selected Financial Data

(All amounts in thousands except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)

Midstream revenues	$351,194	$525,735	$722,903	$1,015,505
Purchased gas and NGLs	260,890	429,177	532,846	829,111

Gross operating margin	90,304	96,558	190,057	186,394

Operating costs and expenses:
Operating expenses	30,571	27,913	58,378	52,957
General and administrative	13,774	13,272	29,380	25,754
Gain on sale of property	(406)	(60)	(504)	(80)
(Gain) loss on derivatives	(4,905)	1,536	(2,736)	4,957
Depreciation and amortization	32,889	31,654	65,085	61,326
Total operating costs and expenses	71,923	74,315	149,603	144,914

Operating income	18,381	22,243	40,454	41,480

Interest expense, net of interest income	(21,319)	(20,674)	(40,699)	(40,440)
Other expense	12	(242)	25	(130)
Total other income (expense)	(21,307)	(20,916)	(40,674)	(40,570)
Income (loss) before non-controlling interest and income taxes	(2,926)	1,327	(220)	910
Income tax benefit	724	248	788	898
Net income (loss)	(2,202)	1,575	568	1,808
Less: Net income (loss) attributable to the non-controlling Interest	(530)	2,648	3,064	4,417
Net loss attributable to Crosstex Energy, Inc.	$(1,672)	$(1,073)	$(2,496)	$(2,609)
Net loss per common share:
Basic and diluted	$(0.03)	$(0.02)	$(0.05)	$(0.05)
Weighted average shares outstanding:
Basic and diluted	47,366	47,140	47,361	47,108

CROSSTEX ENERGY, INC.

Calculation of Cash Available for Dividends

(All amounts in thousands except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Distributions declared by Crosstex Energy, L.P. associated with:
General Partner Interest (2%)	$510	$413	$952	$799
Incentive Distribution Rights	1,153	612	2,152	1,019
L.P. Units owned	5,417	5,089	10,834	9,849
Total share of distributions declared	$7,080	$6,114	$13,938	$11,667
Other non-partnership uses:
General and administrative expenses	(700)	(495)	(904)	(962)
Cash reserved *	(638)	(562)	(1,303)	(1,071)
Cash available for dividends	$5,742	$5,057	$11,731	$9,635
Dividend declared per share	$0.12	$0.10	$0.24	$0.19

*   Cash reserved represents a holdback of cash by the Corporation to cover tax payments, equity matching investments in the Partnership and other miscellaneous cash expenditures. The amount is currently estimated at 10% of the Corporation’s share of Partnership distributions declared, net of non-partnership general and administrative expenses.